SUB-CONTRACT AGREEMENT
                                     Between
                              Hyundai Syscomm Corp.
                                       And
                        Electronic Control Security, Inc

                         Dated as of: December 22, 2006

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THIS AGREEMENT is dated as of December 22, 2006.

PARTIES

(1) Hyundai Syscomm Corp. a California corporation with a place of business at 8805 Pagoda Way, San Diego CA 92126 ("Contractor").

(2) Electronic Control Security, Inc., a New Jersey corporation with a place of business at 790 Bloomfield Avenue, Bldg C1, Clifton NJ 07012 ("ECSI").


BACKGROUND

A. Contractor and its Affiliates, amongst other things, design, manufacture, supply, market, sell, install and maintain wireless networks and components and security systems throughout the world ("Contractor's Primary Business").

B. ECSI and its Affiliates, amongst other things, supply, market, sell, install and maintain surveillance and security systems ("ECSI's Primary Business").

C. Contractor and its Affiliates, on the one hand, and ECSI and its Affiliates, on the other hand, believe that:

      (i) ECSI and its Affiliates have the knowledge and capability to integrate ECSI's Primary Business with Contractor's Primary Business by retrofitting surveillance and security systems into established wireless networks and by integrating such systems into pending and future wireless infrastructure projects around the world that Contractor and its Affiliates procure;

      (ii) the integration of ECSI's Primary Business into Contractor's present and future projects in Contractor's Primary Business will enhance Contractor's ability to maximize its profits and make its offerings to present and potential clients more attractive; and

      (iii) ECSI's  relationship  with Contractor and its Affiliates will enable
            ECSI  to  greatly  expand  its  worldwide  exposure,   revenues  and
            enterprise value.

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D.    Contractor  represents  that it will  have the  right to hire ECSI on each project on which it requests ECSI's involvement.

E. ECSI represents that it will have the right to work for Contractor on each project on which it agrees to participate with Contractor.

F. Contractor desires to participate in ECSI's growth in market value as a result of the benefits ECSI will receive under this Agreement, and ECSI is willing to encourage Contractor to maximize its collaboration with ECSI by making available to Contractor its shares of Common Stock that will have the potential to appreciate in value as ECSI's revenues from collaborating with Contractor increase.

NOW THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the Parties agree as follows:

1.     DEFINITIONS

Capitalized terms used in the Agreement, unless defined in the text of the Agreement, shall have the meanings specified in this Section 1.


      1.1. Affiliate means any company, which is under common control with, controls, or is controlled by, either one of the Parties to the Agreement.

      1.2. Agreement means this document, Annexes and all amendments and changes signed by the Parties.

      1.2. Attachment means a document agreed between the Parties and attached to this Agreement forming an integral part hereto.

      1.4. Common Stock means the common stock, par value $.001 per share, of ECSI.

      1.5. Cost of Goods Sold means the sum of the direct cost of good sold plus such other related manufacturing costs as may be mutually agreed by the Parties.

      1.6.  Escrow  Shares  means  the  four  million  eight  hundred   thousand
            (4,800,000) shares of Common Stock being sold to the Contractor pursuant to the Stock Purchase Agreement.

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      1.7.  Gross Profit means the excess of the gross revenues received by ECSI in connection with this Agreement over the Cost of Goods Sold in connection with such gross revenues.

      1.8. Registration means the registration under the Securities Act of 1933 of the resale of all shares of Common Shares owned by Contractor.

      1.9.  Registration   Rights  Agreement  means  the   Registration   Rights
            Agreement dated the date hereof between Contractor and ECSI.

      1.10. Section 2.2 Update means a quarterly update provided by Contractor pursuant to Section 2.2.

      1.11. Stock Purchase Agreement means the Stock Purchase Agreement dated as of the date hereof between Contractor and ECSI.

      1.12. Term means the term of this  Agreement  as  determined  pursuant  to
            Section 4.

      1.13. Warrant means the warrant dated the date hereof issued and delivered by ECSI to Contractor pursuant to the Stock Purchase Agreement. The Warrant shall become exercisable as Contractor is credited with a share of ECSI's Gross Profit under this Agreement.

      1.14. Warrant Shares means the shares of Common Stock that may be issued by ECSI to Contractor upon the exercise of the Warrant.

2.    RESPONSIBILITIES OF CONTRACTOR

Contractor's responsibilities during the Term shall include the following:


      2.1. Contractor will provide ECSI with sub-contract payments during the Term against deliverables to be mutually agreed between the Parties as quickly as possible after the execution and delivery of this Agreement. Unless otherwise specified in the relevant purchase order entered into by ECSI and Contractor prior to a project, all sub-contract payments to ECSI by Contractor shall be subject to Contractor's prior receipt of contract revenues from the contract counterparty with respect to the work performed or products supplied by ECSI. ECSI acknowledges that contract payments to Contractor with respect to work required to have been performed or products required to have been supplied by ECSI ("ECSI Deliverables") may be reduced or delayed by a Contractor counterparty due to the quality or timeliness of the ECSI Deliverables. ECSI agrees to take all comer-cially reasonable actions to correct the reason for such reduction or delay, and Contractor agrees to take all commercially reasonable actions to encourage Contractor counterparties to accept and pay for all corrected ECSI Deliverables.

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      2.2.  On or  prior to the last day of each  calendar  quarter  during  the
            Term, Contractor shall deliver to ECSI a Section 2.2 Update that sets forth a minimum in contract revenues based on US GAAP during the subsequent 12-month period. By way of illustration of the foregoing, on or prior to December 31, 2006, Contractor shall provide ECSI with a Section 2.2 Update that sets forth the minimum Dollar amount of sub-contract US GAAP revenues to be provided to ECSI during the 12-month period ending December 31, 2007, and on or prior to March 31, 2007, Contractor shall deliver to ECSI a Section
            2.2 Update that sets forth the minimum Dollar of sub-contract US GAAP revenues to be provided to ECSI during the 12-month period ending March 31, 2008. The aggregate amount of minimum revenue to be guaranteed pursuant to the Section 2.2 Updates delivered with respect to calendar quarters up to an including June 30, 2008 is subject to the aggregate gross revenue guarantee set forth in
            Section 2.4 hereof.

      2.3. Contractor will provide ECSI with the opportunity to participate with Contractor in contracts Contractor and its Affiliates now have or hereafter seek to obtain during the Term ("Contracts"), where ECSI's participation would enhance the value of the Contract to Contractor by adding a surveillance and security component to the scope of work of such Contract.



      2.4. Contractor hereby agrees to provide under this Agreement to ECSI on or prior to June 30, 2008 at least twenty five million dollars ($25,000,000) of gross revenues from security worthy assets on terms beneficial to HYUNDAI as well as ECSI, provided that ECSI performs its obligations under this Agreement in a timely and efficient manner. It is reasonable to assume that ECSI will have a gross profit margin under this Agreement of at least thirty-five percent (35%) provided that ECSI is efficient in discharging its duties under this Agreement.

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4.    RESPONSIBILITIES OF ECSI

ECSI's responsibilities during the Term shall include the following:


      3.1. ECSI shall continue sub-contracting work for Contractor as long as Contractor procures the approvals deemed necessary by Contractor for ECSI's participation under all relevant contracts.

      3.2. ECSI shall provide Contractor and its Affiliates on a timely basis with all assistance needed to integrate ECSI's surveillance and security components into Contractor's plan of work for each contract under which ECSI is a sub-contractor.

      3.3. ECSI will design a technical solution to address the surveillance and security needs of Contractor and its Affiliates. The Parties will mutually agree in advance upon the acceptance criteria for the solution. Upon acceptance, ECSI will proceed with the implementation of the solution. This will include the assembly of the necessary hardware and software components and features, the delivery of same to Contractor for deployment at the site of Contractor's projects, and appropriate guarantees of performance by ECSI to assure Contractor that ECSI will perform its responsibilities according to contract specifications and on a timely basis.

      3.4. ECSI shall maintain the confidentiality of the counterparty to each Contract but may make known that Contractor is the counterparty to this Agreement.

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      3.5.  ECSI shall permit  Contractor  to become and remain a fifty  percent
            (50%) holder of ECSI Common Stock by compensating Contractor for Gross Profit recognized by ECSI from this Agreement on a basis designed to share the benefit between ECSI and Contractor. ECSI shall be credited with seventy percent (70%) of Gross Profit and Contractor shall be credited with will thirty percent (30%) of Gross Profit. Contractor may at its election take its thirty percent (30%) of Gross Profit in the form of cash or in the form of Warrant Shares becoming exercisable under the Warrant, with each Warrant Share becoming exercisable with fifty eight cents ($.58) Gross Profit credited to Contractor until the average price of Escrow Shares and the Warrant Shares then exercisable or exercised becomes forty cents ($.40) per share. By way of example, if revenues provided to ECSI by Contractor and or one or more Contractor Affiliates under this Agreement produce a Gross Profit to ECSI of thirty five percent (35%) on aggregate gross revenues of Twenty Five Million Dollars ($25,000,000) and Contractor elects to take its share of the Gross Profit by making the Warrant exercisable with respect to Warrant Shares, the Warrant would become exercisable with respect to four million five hundred twenty five thousand eight hundred sixty two (4,525,862) Warrant Shares calculated as follows: ($25,000,000 x .35 x .30)/$.58 = 4,525,862; provided, however, that the Warrant shall be exercisable for a maximum number of Warrant Shares, that when added to the Escrow Shares would make Contractor own fifty percent (50%) or less of the outstanding shares of ECSI Common Stock. Any Warrant Shares becoming exercisable but not issued because of the fifty percent (50%) limitation set forth in the preceding proviso, shall be promptly issuable to Contractor upon exercise of the Warrant as ECSI's outstanding shares of Common Stock increase so that, to the extent the Warrant is exercised by Contractor, Contractor shall retain its fifty percent (50%) ownership interest of ECSI Common Stock.


      3.6. Once the average cost to Contractor of the Escrow Shares and all Warrant Shares then exercisable or exercised becomes forty cents ($.40) per share, any further Warrant Shares becoming exercisable under the Warrant shall be valued at forty cents (.40) rather than fifty eight cent ($.58) per share.

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4.    TERM OF AGREEMENT

This Agreement shall be valid for a period of three (3) years from its date (the "Period"). The Period shall be renewed for additional one-year periods unless the Agreement is terminated by either Party pursuant to Section 25. Even if the Period isn't renewed, the responsibilities of the Parties, which started during the Period and which stays to a duration after the end of the Period, shall continue in accordance with the Agreement.

5.    CONSULTATION

      5.1. The Parties shall have periodic review meetings, where their authorized representatives shall consult with each other with respect to existing and prospective projects on which ECSI is sub-contracting or may be expected to sub-contract to Contractor.

      5.2. The Parties shall exchange information on design changes or improvements to their respective products and services, new products, market, demographic and similar matters as mutually agreed. All such information shall be subject to the terms and conditions of the Mutual Confidentiality, Non-Circumvention and Invention Transfer Agreement between the Parties, dated November 28, 2006.

6.    THE COMMON STOCK

ECSI represents and warrants that its Board of Directors has ratified the execution and delivery of this Agreement, the Warrant and the issuance of the Warrant Shares pursuant to the Warrant.

7.    PRODUCT WARRANTY


      7.1. ECSI warrants to Contractor that, as of the date title to products supplied by ECSI passes to Contractor or the contract counterparty, ECSI will have the right to sell, transfer, and assign such products and the title conveyed by ECSI shall be good.

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      7.2.  ECSI  guarantees  to  Contractor  that the ECSI products and product components  supplied to  Contractor  for each  project on which ECSI
            sub-contracts   shall  be   provided   without  any   material   and
            craftsmanship defects and that the products or product components shall be in compliance in all material respect with all ECSI Technical Specifications. In case a defect or lack of conformity is detected during the guarantee period in a product or product component supplied by ECSI during the normal and correct usage, Contractor shall inform ECSI about the incident promptly and shall follow the instructions of ECSI concerning the return of the defective of non-conforming product or product component. ECSI shall decide whether to repair or change the product or product component returned to ECSI, without requesting any material or craftsmanship expenses. In case technical operational defects due to manufacturing defects are detected, the changed product or product components shall be changed by ECSI with new products or product components. The guarantee periods for the products and product components provided by ECSI shall be defined on a product by product basis at time of P.O. and shall become effective immediately following the assembly of the products and product components by Contractor. Expenses caused by the defects of the products shall be met by ECSI.

      7.3. Warranty replacement product components are warranted to be in good working order for the unexpired warranty period. The costs of transportation, risk of loss and customs duties related to the
            shipment  of  product  and/or  product   components  for  repair  or
            replacement from Contractor to ECSI shall be for the account of Contractor. The costs of transportation, risk of loss and customs duties related to the shipment of repaired or replacement products and/or product parts from ECSI to Contractor are for the account of ECSI.

      7.4. The foregoing warranty does not extend to products or product components that have (a) been subjected to misuse, neglect, power failures or surges, lightning, fire, flood, pest damage or accident,
            (b) been repaired or altered contrary to ECSI's instructions, (c) been improperly handled, installed, stored, or maintained, (d) been used contrary to ECSI instructions.

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8.    SOFTWARE WARRANTY


      8.1. ECSI guarantees Contractor that, for the warranty period set forth below, all software supplied by ECSI to Contractor and installed in accordance with ECSI's instructions will perform substantially as described in the technical specifications for such software. During the warranty period, in case a failure to perform as set forth above, after the instructions of ECSI are followed and the defective software is returned to ECSI, ECSI shall fix or change the aforementioned software without any additional charges. ECSI shall do its best to fix or change the software.

      8.2. The warranty period for software provided by ECSI will be 12 months from the date of installation of the software by Contractor.

      8.3. When it discovers a defect subject to this warranty, Contractor shall contact ECSI and based on the nature of the request, Contractor will be advised as to the estimated time for trouble clearance or provided with the information requested. ECSI will be responsible for resolution of all troubles reported.

            ECSI makes no warranty as to the following: defects other than those which result in performance not in conformance with ECSI's specifications and which have a significant impact on the user of a product; defects related to Contractor's or its End Users' misuse, neglect, accident or abuse; defects related to Contractor's or its End Users' alteration of software.

9.    WARRANTY DISCLAIMER

THE WARRANTIES FOR PRODUCTS AND SOFTWARE SET FORTH IN SECTIONS 7 AND 8 ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CONTRACTOR'S SOLE AND EXCLUSIVE REMEDY SHALL BE ECSI'S OBLIGATION TO CORRECT OR REPLACE, AS SET FORTH IN SECTIONS 7 AND 8.

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10.   REPAIRS NOT COVERED UNDER WARRANTY


      10.1. In addition to repairs provided for in the warranty sections, ECSI will, during the Term and for a period of 5 years thereafter, provide repair services for such reasonable charges as may from time to time be specified by ECSI. Products to be repaired under this Section must be returned by Contractor to a location designated by ECSI. The repaired product or product component will be shipped to Contractor.

      10.2. It is understood that, to facilitate the process of product or product components returned to ECSI for non-warranty repair, new factory reconditioned, refurbished, remanufactured, or functionally equivalent replacement product component may be shipped. Replacement and repaired product or product components shall be warranted for a period of three (3) months from the date of installation.

      10.3. All transportation costs, custom duties, risk of loss and damage to product or product components returned for repair under this section will be borne by Contractor, and all transportation costs, custom duties, and in-transit risk of loss and damage to such repaired or replacement product or product components returned to Contractor will be borne by Contractor.

11.   TRAINING

ECSI shall provide training for the assembly, maintenance and usage of the test equipment, and shall charge its most favored prices to Contractor, in case another agreement concerning the topic isn't agreed upon by the Parties. The Parties shall jointly decide on the location of these aforementioned trainings. In case another agreement isn't agreed upon by the Parties, the provided trainings and all the printed literature shall be English. The initial product trainings shall be provided by ECSI as part of the initial system offering.

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12.   PRICE

ECSI shall provide such bid information as Contractor reasonably requires in order for Contractor to bid on contracts in which ECSI acts as a sub-contractor.

13.   INVOICING AND PAYMENTS

      13.1. Unless otherwise agreed, the provisions in this Section shall apply to invoicing and payments.

      13.2. Contractor  shall  effect all payments due to ECSI net in US Dollars
            (USD) to the ECSI bank account indicated in the applicable invoice. All price information on invoices and related documents shall be in US Dollars.

      13.3. The whole of the order price (100%) shall be paid by Contractor, without any interest, within ten (10) days of Contractor's receipt of contract payments for items supplied by ECSI.

      13.4. Letter of Credit - To be determined and mutually agreed.

14.   DELIVERY AND TITLE


      14.1. All deliveries by ECSI to Contractor shall be made to Contractor FOB ECSI factory.

      14.2. Title and risk of loss to the products (except as provided in Section 17 with regard to Firmware) shall pass to Contractor on shipment, without thereby in any way waiving ECSI's right to any payment not yet received at that time.

15.   IMPORTATION EXPENSES AND TAXES

Contractor shall be responsible for payment for all taxes, customs duties and other governmental charges, however designated, associated with importation of the products into the country where the contract is to be performed. Contractor shall reimburse ECSI for any such taxes, duties and charges that ECSI advances or pays.

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16.   NOTICES

All notices, which shall or should be made in compliance with this hereby Agreement, shall be made in written form and to the addresses set forth herein, or to the addresses notified to the other Party in written form afterwards; and when these notices are received then they shall be accepted as made. Notices made with faxes or e-mails shall only be accepted, in case the sending may be proved.

17.   FIRMWARE

No title or other ownership rights in Firmware or any copy thereof shall pass to Contractor under this Agreement. Contractor agrees that it shall not alter any notices on, prepare derivative works based on, or reproduce, disassemble or decompile any Software embodied in Firmware recorded in the products.

18.   INTENTIONALLY OMITTED

19.   INTENTIONALLY OMITTED

20.   TRADEMARKS AND MARKINGS

ECSI hereby consents and grants Contractor permission to utilize certain ECSI designated trademarks, insignia and symbols ("Marks") solely in connection with Contractor'S advertising and promotion of the contracts on which ECSI is a sub-contractor. Contractor's rights under this Section 20 shall be subject to Contractor's agreement to comply with any reasonable written instructions provided by ECSI from time to time with respect to usage of the Marks.

21.   MUTUAL LIMITATION OF LIABILITY

      21.1. No action or proceeding against a Party or its Affiliates under this Agreement may be commenced more than twelve (12) months after the cause of action accrues.

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      21.2. This Article shall apply and remain  operative  notwithstanding  the failure of an exclusive remedy.

22.   INDEMNITY


      22.1. General Litigation: - Either Party (for the purpose of this paragraph, an "Indemnifying Party") will defend and indemnify the other Party (an "Indemnified Party") for any settlement or final judgment that arises out of a claim or suit by third parties to the extent that such claim or suit is based on an action for negligent acts or omissions of the Indemnifying Party. An Indemnifying Party's obligation to indemnify will be reduced to the extent that the settlement or judgment is attributable to the actions of the Indemnified Party. The Indemnified Party will give the Indemnifying Party prompt notification of any claim or suit and will co-operate in the defence or settlement thereof. The Indemnifying Party will be responsible for all attorney's fees and costs incurred in defending or settling any claim or suit. In no event will the liability of an Indemnifying Party under this Article (inclusive of legal fees) exceed the Gross Profits credited to such Indemnifying Party pursuant to Section 3.5 of this Agreement.

      22.2. Patent, Trademark and Copyright Litigation: - ECSI shall, subject to the conditions and exceptions stated in this paragraph, defend or settle all suits against Contractor or any of Contractor's contractual counter parties alleging that any product or product component including Firmware provided by ECSI (for the purpose of this paragraph the term "Product" shall be read to mean product and product component, including Firmware) furnished hereunder infringes any U.S. patent, U.S. trademark or U.S. copyright, by reason of its use, in accordance with ECSI's specifications, and shall pay all damages and costs which by final judgement of a court of competent jurisdiction may be assessed against or on account of such infringement; provided that ECSI (i) shall have had prompt written notice from Contractor of the claim of such infringement and full opportunity and authority to assume the sole defence of and to settle such claims or suits, and (ii) shall have been furnished, upon ECSI's request, by Contractor with all information and assistance available to Contractor for such defence or settlement. If the use of the product shall be or is likely to be enjoined, ECSI at its sole discretion will either (a) procure for Contractor a license or other right to continue use and sale of the product; or
            (b) replace the enjoined product with a suitable substitute free of any infringement; or (c) modify them so they become non-infringing. Contractor agrees to indemnify and save harmless ECSI and its suppliers and Affiliates from all costs, expenses, liabilities and claims for (a) infringement of any intellectual property rights arising from adherence to instructions, specifications or drawings which ECSI is directed by Contractor to follow; or (b) infringement of any intellectual property rights related to Contractor's use of the product in combination with any item or items not furnished by ECSI.

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23.   TERMINATION OF AGREEMENT


This Agreement may be terminated by either Party, in its sole discretion, upon sixty (60) days' prior written notice if the other Party has materially breached this Agreement and such breach (provided it is capable of remedy) remains uncured for a period of thirty (30) days following receipt of notice of such failure, default or breach; or if any material written representation made by the other Party shall not be true and correct as of the relevant publication date.

24.   FORCE MAJEURE

Neither Party shall be held responsible for any delay or failure in performance of any part of the Agreement to the extent such delay or failure is caused by: fire; flood; explosion; war or the engagement of hostilities; strike; embargo; labor dispute; government requirement; acts or failure to act of civil or military authority; acts of God or the public enemy; inability to secure materials or transportation facilities; acts or omissions of carriers or suppliers; or any other causes beyond its control, whether or not similar to the foregoing (hereafter, a "Force Majeure Condition").

25.   CHOICE OF LAW AND SETTLEMENT OF DISPUTES

      25.1. This Agreement shall be administered and interpreted in accordance with California laws other than laws which would make the laws of another jurisdiction applicable.

      25.2. All conflicts arising about or in connection with this hereby Agreement shall be settled by 3 arbiters in accordance with the commercial rules and regulations of the American Arbitration Association International Chamber of Commerce. The arbitration shall be conducted in San Francisco, California and the arbitration language shall be English.

26.   ASSIGNMENT

This Agreement shall not be assigned by either Party in whole or in part, without the prior written consent of the other Party, (such consent not to be unreasonably withheld). Any such "assignment" shall include, without limitation, a merger, sale, or transfer of control, by operation of law or otherwise.

27.   SUBCONTRACTING

Each Party may subcontract any or all of the work to be performed by them under the terms and conditions of the Agreement, but ECSI and Contractor shall retain the responsibility for the work subcontracted.

28.   EXPORT CONTROL REGULATIONS


      28.1. ECSI and its Affiliates shall: (i) procure the necessary exportation licenses from the United States Chamber of Commerce or from the country of origin; and (ii) shall export the products and product components.

      28.2. Contractor shall be responsible for importing the products and product components into each country where a contract is to be performed and where ECSI is a sub-contractor.

      28.3. Contractor agrees to provide to ECSI, upon its request, all necessary assistance to facilitate the procurement of such required export licenses.

      28.4. In case Contractor has signed an agreement with its customer, and has placed an order to ECSI, then ECSI is responsible for providing the mentioned products on time, and in case a delay occurs or ECSI isn't able to obtain the necessary exportation licenses, then ECSI shall be held responsible and Contractor shall have the right to demand a compensation.

      28.5. Contractor acknowledges that the commodities transmitted or sold under the Agreement may in fact be subject to export and re-export restrictions under the United States Department of Commerce Export Control Regulations (the "Regulations") and may require the specific written permission of the United States Department of Commerce to export or re-export the commodities outside the country of destination of such commodities listed in ECSI's bill of lading (the "Destination Country"). Contractor further acknowledges that any product manufactured by Contractor or its agents incorporating any item(s) furnished hereunder may also require the specific written permission of the United States Department of Commerce for export for the Destination Country, as described in Part 776.12 of the Regulations.

      28.6. Contractor hereby assures ECSI that it does not intend to and will not knowingly, without the prior written consent, if required, of the Office of Export Administration of the United States Department of Commerce, Washington, D.C. 20230, transmit directly or indirectly, sell, transfer, or, convey (i) any of the technical information (including technology and information included in the product components) or software furnished by ECSI; or (ii) any immediate product (including materials, processed and services) produced directly by the use of any such technical information to
            (1) Afghanistan, the People's Republic of China, Iraq or any Group Q, S, W, Y or Z country as specified in Supplement No. 1 to Part 770 of the Regulations; or (2) any citizen or resident of the aforementioned countries; or (3) any individual, person or entity appearing on the Table of Denial orders as published in Supplements Nos. 1 and 2 to Part 788 of the Regulations. Current copies of such lists and tables will be provided by ECSI to Contractor upon request.

      28.7. Contractor agrees to inform ECSI promptly in writing of any such written consent issued by the United States Office of Export Administration.

      28.8. Contractor agrees that it will not, without the prior written consent of ECSI and the prior written authorization of the United States Department of Commerce, export directly or indirectly, any information or product components including any associated Firmware covered by the Agreement to any country outside of the country in which the contract on which ECSI supplied such information or product components is to be performed.

      28.9. Contractor acknowledges that its obligations under this Article shall survive the termination of the Agreement.

29.   U.S. FOREIGN CORRUPT PRACTICES ACT

Contractor acknowledges that it is familiar with and fully understands the provisions of the U.S. Foreign Corrupt Practices Act of 1977 and its subsequent amendment of 1988 ("the Act"), and that with respect to the Act neither Contractor nor any officer, director, employee or agent of Contractor shall do or be instructed to do any of the following: (a) pay or give anything of value, either directly or indirectly, to an official of any government or any political party for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the government in order to assist Contractor in obtaining or retaining business for or with, or directing business to, any person, or for any other purpose whatsoever; or (b) take any act or use any compensation received for any purpose which would constitute a violation of any law of the U.S. or any political subdivision within the Territory, including the Act.

30.   WAIVER

No failure to exercise and no delay or partial exercise of a right or power conferred upon a Party under the terms of the Agreement shall operate as a waiver of such right or power.

31.   SURVIVAL OF OBLIGATIONS

The obligations of the Parties under Sections 6-10, 13-17, 21, 22 and 25-34 of this Agreement shall survive any termination of this Agreement.

32.   SEVERABILITY

If any section, paragraph or Article in the Agreement shall be held to be invalid or unenforceable, then the meaning of such section, paragraph or Article (the "Element") shall be construed so as to render it enforceable, to the extent feasible; and if no feasible interpretation would save such section, paragraph or Article, it shall be severed from the Agreement and the remainder of the Agreement shall remain in full force and effect. However, in the event any Element is considered an essential commercial or legal element of the Agreement by either ECSI or Contractor, the Parties shall promptly negotiate and implement a replacement therefor.

33.   GOVERNING LANGUAGE

This Agreement has been made and executed in the English language. In case of conflict between the Agreement and any translation thereof from English, this English counterpart of this Agreement shall control.

34.   ENTIRE AGREEMENT

The terms and conditions contained in the Agreement supersede all prior oral or written understandings between the Parties with respect to the subject matter hereof, shall constitute the entire agreement between them concerning the subject matter of the Agreement and shall not be contradicted, explained or supplemented by any course of dealing or course of performance between ECSI or any of its Affiliates and Contractor. There are no understandings or representations, expressed or implied, not expressly set forth in this Agreement. This Agreement shall not be modified or amended except by a written document signed by the Parties hereto; provided, however, that Contractor shall be able to unilaterally supplement Section 2.1 by the delivery of Section 2.1 Updates pursuant to Section 2.2.

IN WITNESS WHEREOF the Parties have caused the Agreement to be signed by their duly authorized representatives effective as of the date written above.

                                         HYUNDAI SYSCOMM CORP.


                                         By:/s/Samuel Lee
                                            --------------------------------
                                            Name:  Samuel Lee
                                            Title: Chairman of the Board



                                         ELECTRONIC CONTROL SECURITY, INC.


                                         By:/s/Arthur Barchenko
                                            --------------------------------
                                            Name:  Arthur Barchenko
                                            Title: Chief Executive Officer